Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 22, 2009, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2009 Annual Report to Shareholders of The J. M. Smucker Company.
Our audits also included the financial statement schedule of The J. M. Smucker Company listed in Item 15(a)(2). This schedule is the responsibility of The J. M. Smucker Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 22, 2009, with respect to the consolidated financial statements of The J. M. Smucker Company incorporated herein by reference, the effectiveness of internal control over financial reporting of The J. M. Smucker Company incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of The J. M. Smucker Company included in this Annual Report (Form 10-K) for the year ended April 30, 2009:

Registration	Registration
Statement	Number	Description
Form S-8	33-21273	1987 Stock Option Plan
Form S-8	33-38011	1987 Stock Option Plan
Form S-8	333-98335	The J. M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan
Form S-8	333-116622	Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker Company
Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker Company
Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker Company
Form S-3	333-68416	Registration of 75,000 Common Shares
Form S-8	333-137629	The J. M. Smucker Company 2006 Equity Compensation Plan
Form S-8	333-139167	The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan
Form S-8	333-139170	Non-Qualified Stock Option Agreement Between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller
/s/ Ernst & Young LLP
Akron, Ohio
June 22, 2009